                              AMENDMENT NUMBER 5 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


         Pursuant to the Transfer Agency and Service Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended (the "Agreement"), The Hartford Global Health Fund and The Hartford Global Technology Fund are hereby included as two new Funds. All provisions in the Agreement shall apply to The Hartford Global Health Fund and The Hartford Global Technology Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be
executed on the     day of            , 2000.


                           STATE STREET BANK AND TRUST COMPANY

                           By: _______________________________
                           Title:

                           THE HARTFORD MUTUAL FUNDS, INC.
                           on behalf of:
                           The Hartford Global Health Fund
                           The Hartford Global Technology Fund

                           By: _______________________________